Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

TALEN ENERGY CORPORATION

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of Talen Energy Corporation (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting.

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, if there be one, or by resolution of the Board of Directors, which may fix the date, time and place of the meeting. The Chairman of the Board of Directors or the Board of Directors, by resolution, may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the DGCL.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5 List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7 Adjourned or Recessed Meeting; Postponement. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b), and may be adjourned for any reason from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting.

(a) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 2.9 Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or executed new proxy bearing a later date.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any committee thereof) or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the

120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting for which notice of the meeting has already been given to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below), and

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to make such nomination or propose such business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

(3) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

(4) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder.

(iii) Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv) This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law or these Bylaws, and notwithstanding any other provision of these Bylaws, each of the Chairman of the Board of

Directors, the Board of Directors and the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii) Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11 Action by Unanimous Written Consent.

(a) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any action required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of stockholders may be effected only by unanimous written consent of stockholders in lieu of any such meeting of stockholders.

(b) All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consent signed by all stockholders of the Corporation are so delivered to the Corporation in accordance with the applicable provisions of the DGCL. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders required to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders required to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining the stockholders required to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one of more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). Each director shall hold office until the next annual meeting of stockholders for the election of directors and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.3 Vacancies. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next annual meeting for the election of directors and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Chairman of the Board. The Board of Directors may designate any director to be Chairman of the Board of Directors. The Chairman of the Board shall preside at meetings of stockholders and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided that, any such appointed member of the Board of Directors satisfies the qualifications required to serve on such committee as determined by such committee or the Board of Directors. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5 President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.7 Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by his or her superior officer, the Chief Executive Officer or the President. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.8 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.9 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.11 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.12 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.13 Signature Authority. Unless otherwise specifically determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer, any Vice President, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.14 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.15 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Directors and Officers.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement)

reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in clause (c) of this Section 6.1 with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such Indemnitee, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 6.1.

(b) In addition to the right to indemnification conferred in clause (a) of this Section 6.1, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Section 6.1 (which shall be governed by clause (c) of this Section 6.1) (hereinafter an “Advancement of Expenses”); provided, however, that, if (x) the DGCL requires or (y) in the case of an advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to indemnification under this Section 6.1 or otherwise.

(c) If a claim under clause (a) or (b) of this Section 6.1 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an Advancement of Expenses has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain Advancement of Expenses, as applicable. To the fullest extent permitted by law, if the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 6.1 or otherwise shall be on the Corporation.

(d) (i) The provision of indemnification to or the Advancement of Expenses and costs to any Indemnitee under this Section 6.1, or the entitlement of any Indemnitee to indemnification or Advancement of Expenses and costs under this Section 6.1, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Indemnitee seeking indemnification or Advancement of Expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Indemnitee capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(ii) Given that certain Jointly Indemnifiable Claims (as defined below) may arise due to the service of the Indemnitee as a director and/or officer of the Corporation at the request of the Indemnitee-Related Entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or Advancement of Expenses in connection with any such Jointly Indemnifiable Claims, pursuant to and in accordance with the terms of this Section 6.1, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the Indemnitee-Related Entities and no right of advancement, indemnification or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation under this Section 6.1. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or Advancement of Expenses with respect to any jointly indemnifiable claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Corporation, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this clause (d)(ii) of Section 6.1, entitled to enforce this clause (d)(ii) of Section 6.1.

For purposes of this clause (d)(ii) of Section 6.1, the following terms shall have the following meanings:

(1) The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or Advancement of Expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2) The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit or Proceeding for which the Indemnitee shall be entitled to indemnification or Advancement of Expenses from both the Indemnitee-Related Entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the Indemnitee-Related Entities, as applicable.

(e) The rights conferred upon Indemnitees in this Section 6.1 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 6.1 that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(f) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.2 Employees and Other Authorized Representatives.

(a) The provisions of this Section 6.2 are applicable only to employees and other authorized representatives of the Corporation who are not entitled to the benefits of Section 6.1 pursuant to either the terms of Section 6.1 or a resolution of the Board of Directors.

(b) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in a Proceeding, by reason of the fact that he or she is or was an employee of the Corporation or, while an employee of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Employee Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Employee Indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such Employee Indemnitee in connection with a Proceeding only if such Employee Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor (hereinafter a “Derivative Action”) by reason of the fact that such person is or was an Employee Indemnitee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys’ fees) actually and reasonably incurred by such Employee Indemnitee in connection with the defense or settlement of such Derivative Action; provided, however, that the Corporation shall indemnify any such Employee Indemnitee in connection with the defense or settlement of such Derivative Action only if such Employee Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Employee Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Employee Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

(d) To the extent that an agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, in either case who is not an employee of the Corporation (hereinafter an “Authorized

Representative Indemnitee”) has been successful on the merits or otherwise in defense of any Proceeding (or in defense of any claim, issue or matter therein) to which such Authorized Representative Indemnitee was made party to (or threatened to be made party to or otherwise involved in) by reason of the fact that such person is or was an Authorized Representative Indemnitee, such Authorized Representative Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Such Authorized Representative Indemnitee may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances and to any extent if the Corporation would be required by clauses (b) and (c) of this Section 6.2 to indemnify such Authorized Representative Indemnitee in such circumstances and to such extent if such Authorized Representative Indemnitee were or had been an Employee Indemnitee.

(e) Indemnification under clauses (b), (c) and (d) of this Section 6.2 shall be made when ordered by a court (in which case the expenses, including attorneys’ fees, of the Employee Indemnitee or the Authorized Representative Indemnitee in enforcing such right of indemnification shall be added to and be included in the final judgment against the Corporation) or shall be made upon a determination that indemnification of the Employee Indemnitee or the Authorized Representative is required or proper in the circumstances because such person has met the applicable standard of conduct set forth in clauses (b) and (c) of this Section 6.2. Such determination shall be made (i) by the by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(f) An Employee Indemnitee shall have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any such Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of such Employee Indemnitee to repay such amount unless it shall ultimately be determined by Final Adjudication that such Employee Indemnitee is entitled to be indemnified by the Corporation as required in this Section 6.2 or as authorized by law and may be paid by the Corporation in advance on behalf of any Authorized Representative Indemnitee when authorized by the Board upon receipt of a similar undertaking.

(g) Each person who shall act as an authorized representative of the Corporation and who is not entitled to the benefits of Section 6.1, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Section 6.2. The indemnification provided by this Section 6.2 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. Shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly required by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. In addition to any requirements of law and any other provision of the Certificate of Incorporation or these Bylaws, and notwithstanding any other provision of the Certificate of Incorporation or these Bylaws, or any provision of law which might otherwise permit a lesser vote, the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors effective on June 1, 2015.

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